Exhibit 99.1

KELLY SERVICES® REPORTS
EARNINGS AND REVENUE GAINS IN FIRST QUARTER 2016
AND ANNOUNCES INCREASED DIVIDEND

First Quarter Highlights

•	Earnings from operations $14.7 million, up 22% year-over-year

•	Earnings per share of $0.29 versus $0.10, a 190% increase

•	Total Company revenue up 5% in constant currency

•	GP up 60 basis points to 17.3%

TROY, MI (May 11, 2016) -- Kelly Services (Nasdaq: KELYA) (Nasdaq: KELYB), a global leader in providing workforce solutions, today announced results for the first quarter of 2016.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the first quarter of 2016 totaled $1.3 billion, a 2.2% increase (a 4.6% increase on a constant currency basis) compared to the corresponding quarter of 2015.

Earnings from operations for the first quarter of 2016 totaled $14.7 million, compared to $12.1 million reported for the first quarter of 2015.

Diluted earnings per share in the first quarter of 2016 were $0.29 compared to $0.10 per share in the first quarter of 2015. Included in diluted earnings per share for the first quarter of 2016 is a $0.07 improvement related to reinstatement of the Work Opportunity Credit. Excluding this item, diluted earnings per share for the first quarter of 2016 were $0.22 per share.

Commenting on the first quarter, Camden stated, “We are pleased with Kelly’s ability to deliver solid increases in revenue, GP, and earnings in the first quarter, as we operated with improved efficiency and a heightened focus on profitability. Our investments in PT and OCG continue to yield results as we expand Kelly’s role as a trusted talent advisor to our clients worldwide.”

Kelly also reported that on May 10, its board of directors declared a dividend of $0.075 per share. The dividend is payable June 7 to shareholders of record as of the close of business on May 23, and represents a 50% increase. “We are very pleased that our strong, sustained operating results in 2015 gave us the ability to deliver this increase and to enhance shareholder value,” said Camden, “and with 2016 off to a solid start, we move forward with confidence.”

In conjunction with its first quarter earnings release, Kelly Services has published a financial presentation on the Investor Relations page of our public website and will host a conference call at 9:00 a.m. (ET) on May 11 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.	1 800 288-9626

International	1 651 291-5254
The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:
www.kellyservices.com

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties.  These factors include, but are not limited to, competitive market pressures including pricing and technology introductions, changing market and economic conditions, our ability to achieve our business strategy, the risk of damage to our brand, the risk our intellectual assets could be infringed upon or compromised, our ability to successfully develop new service offerings, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, our increasing dependency on third parties for the execution of critical functions, the risks associated with past and future acquisitions, exposure to risks associated with investments in equity affiliates, material changes in demand from or loss of large corporate customers, risks associated with conducting business in foreign countries, including foreign currency fluctuations, availability of full-time employees to lead complex talent supply chain sales and operations, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, the risk of cyber attacks or other breaches of network or information technology security as well as risks associated with compliance on data privacy, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology programs, our ability to maintain adequate financial and management processes and controls, impairment charges triggered by adverse industry developments or operational circumstances, unexpected changes in claim trends on workers’ compensation, disability and medical benefit plans, the impact of the Patient Protection and Affordable Care Act on our business, the impact of changes in laws and regulations (including federal, state and international tax laws ), the risk of additional tax or unclaimed property liabilities in excess of our estimates, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission.  Actual results may differ materially from any forward looking statements contained herein, and we have no intention to update these statements.

About Kelly Services®

As a global leader in providing workforce solutions, Kelly Services, Inc. (Nasdaq: KELYA, KELYB) and its subsidiaries, offer a comprehensive array of outsourcing and consulting services as well as world-class staffing on a temporary, temporary-to-hire, and direct-hire basis. In 2016, the Company is commemorating 70 years of industry leadership. Kelly® has a role in managing employment opportunities for more than one million workers around the globe by employing 550,000 of these individuals directly with the remaining workers engaged through its talent supply chain network of supplier partners.  Revenue in 2015 was $5.5 billion.  Visit kellyservices.com and connect with us on Facebook, LinkedIn, & Twitter.

KLYA-FIN

# # #

ANALYST CONTACT:	MEDIA CONTACT:

James Polehna	Jane Stehney

(248) 244-4586	(248) 244-5630

james_polehna@kellyservices.com	jane_stehney@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED APRIL 3, 2016 AND MARCH 29, 2015
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2016	2015	Change		Change	Change

Revenue from services	$1,349.1	$1,320.6	$28.5		2.2%	4.6%

Cost of services	1,116.4	1,100.3	16.1		1.5

Gross profit	232.7	220.3	12.4		5.6	7.7

Selling, general and administrative expenses	218.0	208.2	9.8		4.7	6.7

Earnings from operations	14.7	12.1	2.6		21.5

Other expense, net	0.8	2.5	(1.7)		(69.4)

Earnings before taxes	13.9	9.6	4.3		45.3

Income tax expense	2.7	5.9	(3.2)		(53.8)

Net earnings	$11.2	$3.7	$7.5		200.9%

Basic earnings per share	$0.29	$0.10	$0.19		190.0%
Diluted earnings per share	$0.29	$0.10	$0.19		190.0%

STATISTICS:

Gross profit rate	17.3%	16.7%	0.6	pts.

Selling, general and administrative expenses:
% of revenue	16.2	15.8	0.4
% of gross profit	93.7	94.5	(0.8)

% Return:
Earnings from operations	1.1	0.9	0.2
Earnings before taxes	1.0	0.7	0.3
Net earnings	0.8	0.3	0.5

Effective income tax rate	19.4%	61.1%	(41.7)	pts.

Average number of shares outstanding (millions):
Basic	38.0	37.7
Diluted	38.2	37.8

Shares adjusted for nonvested restricted awards (millions):
Basic	38.9	38.8
Diluted	39.1	38.8

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%		CC %
	2016	2015	Change		Change
AMERICAS
Commercial
Revenue from services	$648.6	$641.4	1.1%		3.1%
Staffing fee-based income included in revenue from services	3.6	3.5	3.1		4.3
Gross profit	102.1	97.8	4.4		5.9
Gross profit rate	15.7%	15.3%	0.4	pts.
PT
Revenue from services	$237.1	$232.8	1.8%		2.1%
Staffing fee-based income included in revenue from services	5.0	3.5	40.8		43.3
Gross profit	41.6	38.9	6.9		7.3
Gross profit rate	17.6%	16.7%	0.9	pts.
Total Americas
Revenue from services	$885.7	$874.2	1.3%		2.9%
Staffing fee-based income included in revenue from services	8.6	7.0	22.1		23.9
Gross profit	143.7	136.7	5.1		6.3
Total SG&A expenses	116.6	113.5	2.7		3.9
Earnings from operations	27.1	23.2	16.8

Gross profit rate	16.2%	15.6%	0.6	pts.
Expense rates:
% of revenue	13.2	13.0	0.2
% of gross profit	81.2	83.0	(1.8)
Return on sales	3.1	2.7	0.4

EMEA
Commercial
Revenue from services	$175.5	$178.3	(1.6)%		2.9%
Staffing fee-based income included in revenue from services	3.4	3.5	(2.8)		2.4
Gross profit	23.6	24.6	(4.3)		—
Gross profit rate	13.4%	13.8%	(0.4)	pts.
PT
Revenue from services	$41.6	$40.3	3.1%		7.3%
Staffing fee-based income included in revenue from services	2.6	2.6	3.4		9.5
Gross profit	8.7	8.7	0.8		5.4
Gross profit rate	21.0%	21.5%	(0.5)	pts.
Total EMEA
Revenue from services	$217.1	$218.6	(0.7)%		3.7%
Staffing fee-based income included in revenue from services	6.0	6.1	(0.2)		5.4
Gross profit	32.3	33.3	(3.0)		1.4
Total SG&A expenses	30.3	33.5	(9.4)		(5.4)
Earnings from operations	2.0	(0.2)	NM

Gross profit rate	14.9%	15.2%	(0.3)	pts.
Expense rates:
% of revenue	14.0	15.3	(1.3)
% of gross profit	93.8	100.5	(6.7)
Return on sales	0.9	(0.1)	1.0

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%		CC %
	2016	2015	Change		Change
APAC
Commercial
Revenue from services	$82.8	$85.6	(3.3)%		4.8%
Staffing fee-based income included in revenue from services	1.2	1.5	(17.9)		(11.4)
Gross profit	13.0	13.0	0.5		6.3
Gross profit rate	15.8%	15.2%	0.6	pts.
PT
Revenue from services	$9.1	$10.5	(12.9)%		(6.1)%
Staffing fee-based income included in revenue from services	1.4	1.6	(13.1)		(5.3)
Gross profit	2.5	2.9	(13.4)		(6.2)
Gross profit rate	27.4%	27.5%	(0.1)	pts.
Total APAC
Revenue from services	$91.9	$96.1	(4.4)%		3.6%
Staffing fee-based income included in revenue from services	2.6	3.1	(15.4)		(8.2)
Gross profit	15.5	15.9	(2.0)		4.0
Total SG&A expenses	11.1	12.1	(8.6)		(1.4)
Earnings from operations	4.4	3.8	19.2

Gross profit rate	16.9%	16.5%	0.4	pts.
Expense rates:
% of revenue	12.1	12.6	(0.5)
% of gross profit	71.3	76.4	(5.1)
Return on sales	4.9	3.9	1.0

OCG
Revenue from services	$168.2	$149.5	12.5%		13.4%
Gross profit	42.3	35.5	19.1		20.3
Total SG&A expenses	36.9	32.7	12.9		14.4
Earnings from operations	5.4	2.8	89.6

Gross profit rate	25.1%	23.8%	1.3	pts.
Expense rates:
% of revenue	21.9	21.9	—
% of gross profit	87.2	92.0	(4.8)
Return on sales	3.2	1.9	1.3

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	April 3, 2016	Jan. 3, 2016	March 29, 2015
Current Assets
Cash and equivalents	$46.4	$42.2	$49.4
Trade accounts receivable, less allowances of
$11.6, $10.5 and $11.5, respectively	1,168.8	1,139.1	1,099.3
Prepaid expenses and other current assets	53.0	45.8	52.0
Deferred taxes	—	—	32.4
Total current assets	1,268.2	1,227.1	1,233.1

Property and Equipment, Net	85.7	88.9	89.8

Noncurrent Deferred Taxes	193.6	189.3	147.9

Goodwill, Net	90.3	90.3	90.3

Other Assets	340.6	344.0	305.2

Total Assets	$1,978.4	$1,939.6	$1,866.3

Current Liabilities
Short-term borrowings	$39.3	$55.5	$80.6
Accounts payable and accrued liabilities	437.4	405.5	344.4
Accrued payroll and related taxes	277.6	268.1	292.8
Accrued insurance	27.0	26.7	26.7
Income and other taxes	57.8	60.0	64.6

Total current liabilities	839.1	815.8	809.1

Noncurrent Liabilities
Accrued insurance	40.5	40.0	43.5
Accrued retirement benefits	145.2	141.0	144.9
Other long-term liabilities	42.8	47.4	37.7

Total noncurrent liabilities	228.5	228.4	226.1

Stockholders' Equity
Common stock	40.1	40.1	40.1
Treasury stock	(43.7)	(44.3)	(49.7)
Paid-in capital	27.4	25.4	25.9
Earnings invested in the business	822.8	813.5	769.2
Accumulated other comprehensive income	64.2	60.7	45.6

Total stockholders' equity	910.8	895.4	831.1

Total Liabilities and Stockholders' Equity	$1,978.4	$1,939.6	$1,866.3

STATISTICS:
Working Capital	$429.1	$411.3	$424.0
Current Ratio	1.5	1.5	1.5
Debt-to-capital %	4.1%	5.8%	8.8%
Global Days Sales Outstanding	55	54	57

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED APRIL 3, 2016 AND MARCH 29, 2015
(UNAUDITED)
(In millions of dollars)

	2016	2015
Cash flows from operating activities:
Net earnings	$11.2	$3.7
Noncash adjustments:
Depreciation and amortization	5.6	5.5
Provision for bad debts	1.7	1.2
Stock-based compensation	2.7	1.2
Other, net	(0.1)	(0.6)
Changes in operating assets and liabilities	(0.9)	(27.4)

Net cash from (used in) operating activities	20.2	(16.4)

Cash flows from investing activities:
Capital expenditures	(1.5)	(2.6)
Other investing activities	(0.3)	(0.2)

Net cash used in investing activities	(1.8)	(2.8)

Cash flows from financing activities:
Net change in short-term borrowings	(16.4)	(11.0)
Dividend payments	(1.9)	(1.9)

Net cash used in financing activities	(18.3)	(12.9)

Effect of exchange rates on cash and equivalents	4.1	(1.6)

Net change in cash and equivalents	4.2	(33.7)
Cash and equivalents at beginning of period	42.2	83.1

Cash and equivalents at end of period	$46.4	$49.4

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	First Quarter (Commercial, PT and OCG)

			%	CC %
	2016	2015	Change	Change

Americas
United States	$934.7	$883.0	5.9%	5.9%
Canada	34.5	42.7	(19.0)	(10.6)
Mexico	26.6	31.9	(16.8)	0.4
Puerto Rico	22.5	24.8	(9.5)	(9.5)
Brazil	10.0	13.9	(28.2)	5.4
Total Americas	1,028.3	996.3	3.2	4.6

EMEA
France	56.5	56.4	0.2	2.6
Switzerland	46.6	48.1	(3.1)	0.9
Portugal	33.7	31.3	7.5	10.2
United Kingdom	23.6	23.6	(0.1)	6.0
Germany	15.4	13.4	15.1	18.0
Russia	14.0	18.2	(23.1)	(9.1)
Italy	13.4	12.5	7.1	9.1
Norway	7.6	9.4	(18.8)	(9.2)
Other	13.7	11.0	24.2	27.5
Total EMEA	224.5	223.9	0.3	4.7

APAC
Singapore	31.8	31.3	1.5	4.7
Australia	28.5	30.4	(6.5)	2.0
Malaysia	13.2	15.5	(14.2)	(1.1)
New Zealand	9.7	10.5	(7.9)	4.5
Other	13.1	12.7	3.6	12.8
Total APAC	96.3	100.4	(4.1)	4.0

Total Kelly Services, Inc.	$1,349.1	$1,320.6	2.2%	4.6%